Exhibit 23.5

Wellchange Holdings Company Limited	January 31st, 2024
Unit E, 11/F, Billion Plaza II, 10 Cheung Yue Street
Cheug Sha Wan, Kowloon, Hong Kong

Dear Wellchange Holdings Company Limited:

We, China Insights Industry Consultancy Limited of 10F, Block B, Jing’an International Center, 88 Puji Road, Jing’an District, Shanghai 200070, hereby consent to the filing with the Securities and Exchange Commission of a Registration Statement on Form F-1, and any amendments thereto (the “Registration Statement”) of Wellchange Holdings Company Limited, and any related prospectuses of our name, quotation and summarization of the CIC Report, and all references thereto. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

We further consent to the reference to our firm, under the caption “Industry” in the Registration Statement, as acting in the capacity of an author of independent industry publications.

Yours faithfully,

/s/ Julia Zhu
Name:	Julia Zhu
Designation:	Partner
For and on behalf of China Insights Industry Consultancy Limited